UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Aviat Networks, Inc.
(Name of Registrant as Specified In Its Charter)
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Notice Regarding Proposal Four – Approval of the Third Amended and Restated 2018 Incentive Plan
TO THE HOLDERS OF COMMON STOCK OF AVIAT NETWORKS, INC.
As described in the definitive proxy statement, filed with the U.S. Securities and Exchange Commission on September 23, 2025 (the “Proxy Statement”) of Aviat Networks, Inc. (the “Company”) for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), the Company is requesting that the stockholders of the Company approve the increase in the number of shares available for issuance under the Aviat Networks, Inc. 2018 Incentive Plan (as amended and restated, the “Prior Plan”) as part of the Aviat Networks, Inc. Third Amended and Restated 2018 Incentive Plan (the “Third Amended and Restated Plan”).
Following distribution of the Proxy Statement, the Company amended the Third Amended and Restated Plan to reduce the additional number of shares of common stock of the Company to be made available for issuance under the proposed Third Amended and Restated Plan from 1,200,000 shares to 800,000 shares. If the Third Amended and Restated Plan is approved by our stockholders, a total of approximately 1,132,393 shares of common stock will be available for issuance under the Third Amended and Restated Plan. Other than the changes described above, all other terms of the Third Amended and Restated Plan remain the same as those described in the Proxy Statement. As updated, Section 4 of the Third Amended and Restated Plan is as marked below.
The Company is updating its disclosure on specific pages of the Proxy Statement, as noted below, as well as within the Third Amended and Restated Plan document attached as Exhibit A to the Proxy Statement.:
1. Marked change to page 46 of the Proxy Statement:
Background
The Aviat Networks, Inc. 2018 Incentive Plan was adopted by the Board and approved by the stockholders on March 20, 2018 (the “2018 Incentive Plan”). In November 2021 and November 2024, the Board and the Company’s stockholders approved the first and second amendment and restatement of the 2018 Incentive Plan respectively (collectively, the “Prior Plan”). At this year’s Annual Meeting in November 2025 stockholders will be asked to approve the increase in the number of shares available for issuance under the Prior Plan by 800,000 shares as part of the Aviat Networks, Inc. Third Amended and Restated 2018 Incentive Plan (the “Third Amended and Restated Plan”). The Third Amended and Restated Plan is attached hereto as Annex A. If the Third Amended and Restated Plan becomes effective, the Company will register the additional shares on a Registration Statement on Form S-8 as soon as practicable following the effective date.
2. Marked change to page 47 of the Proxy Statement:
Material Changes from the Prior Plan
The Third Amended and Restated Plan increases the number of shares of common stock available for awards under the Prior Plan by 800,000 shares and correspondingly increases the limit on shares of common stock that may be issued or transferred upon the exercise of incentive stock options granted under the Prior Plan.

3. Marked change to page 48 of the Proxy Statement:
Shares Subject to the Third Amended and Restated Plan. Subject to stockholder approval of the Third Amended and Restated Plan and the adjustments described below, the total aggregate number of shares of stock which may be granted, issued or delivered pursuant to awards under the Third Amended and Restated Plan (including pursuant to the exercise of incentive options) shall be the sum of: (i) 800,000 Shares, plus (ii) the number of shares of common stock of the Company which remained available for grants of options or other awards under the Prior Plan and the Company’s previous 2007 Stock Equity Plan (the “2007 Plan”), plus (iii) the number of Shares that would again become available for issuance pursuant to the reserved share expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares. As of September 11, 2025 (our Record Date), the price per share of the Company’s common stock was $25.57 per share. The shares issued pursuant to awards under the Third Amended and Restated Plan may be authorized and unissued shares, shares held by the Company in its treasury or previously issued or shares that the Company reacquired, including shares purchased in the open market. No award may be granted if the number of shares of stock to be delivered under the award exceeds the remaining number of shares available under the Third Amended and Restated Plan (taking into account shares issuable in settlement or relating to then-outstanding awards).
4. Marked Change to Section 4 of the Third Amended and Restated Plan.
1.Stock Subject to the Plan
The adoption of this third amendment and restatement shall increase the number of Shares that may be issued pursuant to the Plan by 800,000 Shares. The Prior Plan approved Shares equal to the following number: 2,250,000 Shares; plus (i) the number of shares of common stock of the Company which remained available for grants of options or other awards under the Company’s original version of the Plan (the 2007 Stock Equity Plan (the “2007 Plan”)), plus (ii) the number of Shares that would again become available for issuance pursuant to the reserved share replenishment provisions of the 2007 Plan as a result of stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares. No Award may be granted if the number of Shares of Stock that may be delivered in connection with such Award exceeds the number of Shares of Stock remaining available under the Plan minus the number of Shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments if the number of Shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
We recommend that shareholders vote FOR Proposal 4 to approve the Third Amended and Restated 2018 Incentive Plan of the Company.
The 2025 Annual Meeting of the Company will be held in a virtual-meeting format only via live webcast on November 5, 2025, at 12:30 p.m. Central Time. This proxy statement supplement, dated October 17, 2025, supplements the Proxy Statement. Copies of the Proxy Statement and our other proxy materials are available at www.proxyvote.com. We urge you to read the Proxy Statement in its entirety. To the extent that information herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement. If you have any questions or need any assistance in voting your shares of our common stock, please contact Okapi Partners LLC at (877) 629-6355.
Thank you for your consideration of our recommendation.

October 17, 2025	/s/ Peter A. Smith
President and Chief Executive Officer